UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ferguson plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

You invested in FERGUSON PLC and it’s time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the Annual General Meeting to be held on November 28, 2023.

Get informed before you vote

View the Notice of Annual General Meeting and Proxy Statement and 2023 Annual Report online at www.proxyvote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to November 14, 2023 (or prior to November 7, 2023 for U.K. shareholders). If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 (International charges apply if outside U.S. and Canada) or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For those shareholders based in the U.K., you may use the above method, or you may contact the Company Secretariat department at our Corporate Headquarters at Ferguson plc, Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS or call +44 118 927 3810 or email agm@fergusonplc.com.

Vote in Person at the Annual General Meeting* November 28, 2023 3:00 p.m. U.K. Time (10:00 a.m. Eastern Time)
Offices of Freshfields Bruckhaus Deringer LLP 100 Bishopsgate, London EC2P 2SR United Kingdom

*Please check the Notice of Annual General Meeting and Proxy Statement for the requirements for meeting attendance. If you need directions to attend the Annual General Meeting, please call +44 118 927 3810. At the meeting, you will need to request a ballot to vote these shares.

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Vote at www.proxyvote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of more complete proxy materials. Our proxy materials, which contain important information, are available on the internet or by mail. We encourage you to access and review all of the information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends

1.	Election of Directors

Nominees:

1a.	Kelly Baker	For

1b.	Bill Brundage	For

1c.	Geoff Drabble	For

1d.	Catherine Halligan	For

1e.	Brian May	For

1f.	James S. Metcalf	For

1g.	Kevin Murphy	For

1h.	Alan Murray	For

1i.	Thomas Schmitt	For

1j.	Nadia Shouraboura	For

1k.	Suzanne Wood	For

2.	To reappoint Deloitte LLP as the Company’s statutory auditor under the Companies (Jersey) Law 1991 until the conclusion of the next Annual General Meeting of the Company.	For

3.	To authorize the Audit Committee on behalf of the Board to agree to the compensation of the Company’s statutory auditor under the Companies (Jersey) Law 1991.	For

4.	To receive the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2023.	For

5.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2023 Annual General Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion included therein (“Say-on-Pay”).	For

6.	To approve, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s Named Executive Officers (“Say-on-Frequency”).	Year

7.	To approve the Ferguson plc 2023 Omnibus Equity Incentive Plan.	For

8.	To authorize the Board to allot equity securities.	For

9.	To authorize the Board to allot equity securities without the application of pre-emption rights.	For

10.	To authorize the Board to allot equity securities without the application of pre-emption rights for the purposes of financing or refinancing an acquisition or specified capital investment.	For

11.	To authorize the Company to purchase its own ordinary shares.	For

12.	To adopt new articles of association of the Company.	For

Such other business as may properly come before the meeting or any adjournment thereof.

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